                                                     RULE NO. 424(b)(3)
                                                     REGISTRATION NO. 333-68747


PRICING SUPPLEMENT
------------------
(To prospectus supplement and prospectus dated May 6, 1999)

                                  $75,400,000

                           Merrill Lynch & Co., Inc.

                          Medium-Term Notes, Series B

    0.50% Callable and Exchangeable Stock-Linked Notes due February 3, 2005
     (Linked to the performance of a specified portfolio of common stocks)

                             ----------------------

The notes:

 .  The issue price for each note                 .  The notes have been approved for listing
   equals its principal amount, plus                on the American Stock Exchange under
   accrued interest, if any, from                   the trading symbol "TIL.A".
   February 3, 2000.
                                                 Payment formula:
 .  We will pay you interest on the
   notes semi-annually at a rate per             .  For each $1,000 principal amount of the
   year equal to 0.50%.                             notes you own, the amount you will
                                                    receive at maturity or upon our redemption
 .  At maturity, for each $1,000                     will equal the greater of:
   principal amount of the notes you
   own, we will deliver to you either               .  the portfolio value determined as described
   cash or a number of shares of                       in this pricing supplement; provided, however,
   portfolio stock and in certain                      that if the amount you receive at maturity is
   circumstances, other securities,                    based on this formula, you will not receive
   cash or property, based on the                      accrued interest from and including the
   formula described in this pricing                   immediately preceding interest payment date
   supplement.                                         through the maturity date or date of early
                                                       redemption, as the case may be, or
 .  We may redeem all of the notes, at
   our option, before their maturity for           .  $1,000 in cash plus accrued and unpaid
   either cash or a number of shares of               interest through but excluding the maturity
   portfolio stock and in certain                     date or date of early redemption, as the case
   circumstances, other securities, cash              may be.
   or property, based on the formula
   described in this pricing supplement.         .  The share multipliers of the portfolio
                                                    securities may be subject to adjustment from
 .  You may exchange any number of notes             time to time as described in this pricing
   you own, at your option, before maturity         supplement.
   for a number of shares of portfolio
   stock, and in certain circumstances
   other securities, cash or property, equal
   to the applicable share multiplier.


                     Investing in the notes involves risks.
     See "Risk Factors" beginning on page PS-7 of this pricing supplement.

          Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or passed upon the adequacy or accuracy of this pricing supplement or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

                             ----------------------

                              Merrill Lynch & Co.

                             ----------------------

            The date of this pricing supplement is January 27, 2000.

Terms of the notes:
Notes................................................  0.50% Callable and Exchangeable Stock-Linked Notes due February 3,
                                                       2005 (Linked to the performance of a specified portfolio of common stocks).

Aggregate principal amount...........................  $75,400,000.

Issuer...............................................  Merrill Lynch & Co., Inc.

                                                       References to "ML&Co.", "we", "us" and "our" are to Merrill Lynch &
                                                       Co., Inc.

Maturity date........................................  February 3, 2005.

Interest rate........................................  0.50% per year.  Interest on the note will be computed on the basis of a 360-day year of twelve 30-day months.
Interest payment dates...............................  February 3 and August 3, commencing August 3, 2000.

Issue price..........................................  $1,000 per note.

Original issue date..................................  February 3, 2000.

CUSIP number.........................................  590188 A24.

Form of notes........................................  Book-entry only.

Denominations........................................  We will issue and sell the notes in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Trustee..............................................  The Chase Manhattan Bank.

Portfolio and share multipliers......................  The portfolio shall initially consist of the common stock of the following companies and next to each company is the share
                                                       multiplier applicable to such portfolio security which represents the number of shares of each common stock initially contained in the portfolio for each $1,000 principal amount of notes:

                                                       .  Lucent Technologies Inc. common stock - 4.5695

                                                       .  Nortel Networks Corporation common stock - 2.6493

                                                       .  Texas Instruments Incorporated common stock - 2.3037.

                                                       The portfolio shall be subject to adjustment from time to time to reflect the addition and/or substitution of any cash, securities and/or other property as provided in the section entitled "Dilution and Reorganization Adjustments."

                                                       The initial share multiplier relating to each portfolio security is equal to the quotient of $333.33, the proportionate representation of each portfolio security in the portfolio, and the initial share price of such portfolio security multiplied by 0.7843, the exchange ratio, so that each portfolio security represents an approximately equal percentage of the portfolio as described in the section entitled "The Portfolio".  The initial price of each portfolio security used to calculate the initial share multiplier relating to each such portfolio security was determined by the calculation agent.  The respective share multipliers of portfolio securities will remain constant for the term of the notes unless adjusted for certain corporate events described in the section entitled
                                                       "Dilution

                                                       and Reorganization Adjustments".

Amount payable at maturity...........................  At maturity, whether as a result of acceleration or otherwise, you will receive for each $1,000 principal amount of the notes you own, an amount equal to the greater of:

                                                       (i)  the portfolio value on the third scheduled Trading Day immediately prior to maturity; provided, however:

                                                       .  that if a Market Disruption Event occurs on the third scheduled Trading
                                                          Day immediately prior to maturity, the portfolio value shall be determined on the second scheduled Trading Day immediately prior to maturity unless a
                                                          Market Disruption Event occurs on such second Trading Day, in which case the portfolio value shall be determined on the first scheduled Trading Day immediately prior to maturity regardless of whether a Market Disruption
                                                          Event occurs on such date; and

                                                       .  that if the delivery at maturity is based on this formula, you will not receive accrued interest from and including August 3, 2004 through the maturity date; or

                                                       (ii)  $1,000 in cash plus accrued and unpaid interest through but excluding the maturity date.

                                                       If the value of (i) above is greater than (ii) above, we will deliver to you at maturity the contents of the portfolio which will equal the number of shares of portfolio common stock, other securities, cash  and/or other property, as applicable, equal to the respective share multiplier for each of the portfolio
                                                       securities or each such unit; provided, however, that we will pay you cash in lieu of delivering fractional shares, in an amount as determined by the calculation agent. However, if in the opinion of the calculation agent there occurs a Market Disruption Event on either the third or the second scheduled Trading Day prior to maturity, then at maturity we will have the option, but not the obligation, to pay you the U.S. dollar equivalent of the portfolio value as determined by the calculation agent according to the formula set forth above; provided, further, that if in the opinion of the calculation agent there occurs a Market Disruption Event occurred on the first scheduled Trading Day prior to maturity, then at maturity we will deliver the U.S. dollar equivalent of the portfolio value as determined by the calculation agent according to the formula set forth above.

                                                       Alternatively, if the value of (ii) above is greater than (i)
                                                       above, we will pay you the value of (ii) in U.S. dollars.  In the event of certain reorganization events, the portfolio may be adjusted to include certain cash, property and/or securities in addition to, or in lieu of, the shares of portfolio common stock.

Portfolio value......................................  Portfolio value means the sum of the following:

                                                       .  the products, for each of the portfolio securities, of the market price of the common stock for each of the portfolio securities multiplied by the applicable share multiplier for each of the portfolio securities,

                                                       .  for any cash received in a Reorganization Event (as defined in the section entitled "Dilution and Reorganization
                                                          Adjustments-Reorganization Events"), an amount equal to the amount of cash received per share of the common stock of the applicable portfolio security multiplied by the share multiplier in effect on the date all of the holders of shares of such portfolio security irrevocably receive such cash, plus accrued interest from the date of the payment or delivery of the consideration, if any, received in connection with the Reorganization Event until the stated
                                                          maturity date, date of early redemption or date of exchange, as the case may be, at a fixed interest rate determined on the date of the payment or delivery equal to the interest rate that would be paid on a standard senior non-callable debt security of ML&Co. with a term equal to the remaining term of the notes,

                                                       .  for any property other than cash or securities received in a
                                                          Reorganization Event, the market value, as determined by the calculation agent, of the property received for each share of the applicable portfolio security at the date of the receipt of the property multiplied by the then current share multiplier.

ML&Co. redemption....................................  We may redeem all of the notes, at any time, on any Business Day after February 3, 2002, upon not more than 30 nor fewer than 15 calendar days notice to you.  Any date on which we give you notice that we are redeeming the notes is referred to as a redemption notice date.  Unless you have exchanged your notes prior to
                                                       February 3, 2002, you will receive interest through and including
                                                       February 3, 2002 regardless of whether we redeem all of the notes after February 3, 2002.

                                                       If we redeem the notes, for each $1,000 principal amount of the notes you own, we will deliver or pay to you an amount equal to the greater of:

                                                       (i)  the portfolio value on the first Trading Day following the applicable redemption notice date; provided, however:

                                                       .  that if a Market Disruption Event occurs on the first Trading
                                                          Day following the applicable redemption notice date, the portfolio value shall be determined on the second Trading Day following the applicable redemption notice date unless a Market Disruption Event occurs on such second Trading Day, in which case the portfolio value shall be determined on the third Trading Day following the applicable redemption notice date regardless of whether a Market
                                                          Disruption Event occurs on such date; and

                                                       .  that if the amount you receive is based on this formula, you will not receive accrued interest from and including the
                                                          immediately preceding interest payment date through the date of early redemption; or

                                                       (ii)  $1,000 in cash plus accrued and unpaid interest on your notes through but excluding the date of early redemption.

                                                       If the value of (i) above is greater than (ii) above, we will deliver to you on the applicable settlement date the contents of the portfolio which will equal the number of shares of portfolio common stock, other securities, cash and/or property, as
                                                       applicable, equal to the respective share multiplier for each of the portfolio securities or for each such unit; provided, however, that we will pay you cash in lieu of delivering fractional shares, in an amount as determined by the calculation agent.  However, if in the opinion of the calculation agent there occurs a Market
                                                       Disruption Event on the third Trading Day following the applicable redemption notice date, then upon early redemption, we will have the option, but not the obligation, to pay you the U.S. dollar equivalent of the portfolio value as determined by the calculation agent according to the formula set forth above.

                                                       Alternatively, if the value of (ii) above is greater than (i)
                                                       above, we will pay you the value of (ii) in U.S. dollars.  In the event of certain reorganization events, the portfolio may be adjusted to include certain cash, property and/or securities in addition to, or in lieu of, the shares of portfolio common stock.

                                                       Once we have given notice that we are going to redeem the notes, you are precluded from exercising the holder exchange right.

Holder exchange right................................  On any Trading Day after February 3, 2000 and ending the earlier of
                                                       (i) 15 scheduled Trading Days before the maturity date or (ii) the redemption notice date, upon written notice to the calculation agent and the trustee, you may exchange your notes for a number of shares of the portfolio common stock, other securities, cash or property, as applicable, equal to the respective share multiplier for each of the portfolio securities or for each such unit, subject to certain adjustments as described below in "Exchange Amount".
                                                       Any date on which you give us notice to cause us to exchange your notes is referred to as the exchange notice date.  If the
                                                       calculation agent receives your notice after 3:00 p.m. on any
                                                       Trading Day, the calculation agent will consider your notice as received on the following Trading Day.  The date the calculation agent is deemed to have received your notice is referred to as the exchange receipt date.

                                                       If you choose to exercise your holder exchange right, ML&Co. may no longer redeem your notes as of the applicable exchange notice date.

Exchange Amount......................................  For each $1,000 principal amount of the notes you exchange, the
                                                       Exchange Amount will be the contents of the portfolio which will be a number of shares of portfolio common stock, other securities, cash and/or property equal to the respective share multiplier for each of the portfolio securities or for each such unit on the first
                                                       Trading Day following the exchange receipt date; provided, however, that you will not receive accrued interest from and including the immediately preceding interest payment date through the date of exchange. We will deliver these shares, other securities, cash and/or property to you no more than 15 calendar days after the exchange receipt date; provided, however, that we will pay you cash in lieu of delivering fractional shares, in an amount as determined by the calculation agent. However, if a Market Disruption Event occurs on the first Trading Day following the applicable exchange receipt date, the date of determination for the Exchange Amount will be the second Trading Day following the applicable exchange receipt date unless a Market Disruption Event occurs on such second
                                                       Trading Day, in which case the date of determination for the
                                                       Exchange Amount shall be the third Trading Day following the applicable exchange receipt date regardless of whether a Market
                                                       Disruption Event occurs on such date; provided,

                                                       further, that if in the opinion of the calculation agent there occurs a
                                                       Market Disruption Event on the third Trading Day following the applicable exchange receipt date, then upon exchange, we will have the option, but not the obligation, to pay you the U.S. dollar equivalent of the Exchange Amount as determined by the calculation agent. In the event of certain reorganization events, the portfolio may be adjusted to include certain cash, property and/or securities in addition to, or in lieu of, the shares of portfolio common stock.

Market price.........................................  The market price for any date of determination on any Trading Day means the official closing price, in the afternoon session, as applicable, of one share of any portfolio security as reported by the principal exchange on which each of the portfolio securities is traded on that date.

                                                       If the official closing price is not available for any reason, including, without limitation, the occurrence of a Market
                                                       Disruption Event, the market price for any portfolio security for any date will be the arithmetic mean, as determined by the calculation agent, of the bid prices for the security obtained from as many dealers in the security, but not exceeding three, as have made the bid prices available to the calculation agent after 3:00
                                                       p.m., local time in the principal market, on that date.

Trading Day..........................................  A day on which the NYSE, the AMEX and the Nasdaq Stock Market are open for trading as determined by the calculation agent.

Business Day.........................................  Any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

Calculation agent....................................  Merrill Lynch, Pierce, Fenner & Smith Incorporated.
                                                       References to "MLPF&S" are to Merrill Lynch, Pierce, Fenner & Smith
                                                       Incorporated.

                                                       All determinations made by the calculation agent shall be at the sole discretion of the calculation agent and, absent manifest error, shall be conclusive for all purposes and binding on ML&Co.
                                                       and beneficial owners of the notes.

                                                       All percentages resulting from any calculation on the notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards, e.g., 9.876545% (or .09876545) would be rounded to
                                                       9.87655% (or .0987655), and all dollar amounts used in or resulting from this calculation will be rounded to the nearest cent with one-half cent being rounded upwards.

                                  RISK FACTORS

     Your investment in the notes will involve certain risks, including risks not associated with similar investments in a conventional debt security. You should consider carefully the following discussion of risks before you decide that an investment in the notes is suitable for you.

The notes are subject to redemption before their maturity

     We may elect to redeem all of the notes on any Business Day beginning after February 3, 2002, upon not more than 30 nor fewer than 15 calendar days notice to you. In the event that we elect to redeem the notes, you may receive an amount that is less than the amount to which you would otherwise have been entitled had you held the notes until maturity.

Your yield may be lower than the yield on a standard debt security of comparable maturity

     The amount we deliver or pay to you at maturity may be less than the return you could earn on other investments. The terms of the notes differ from the terms of ordinary debt securities because the amount deliverable at maturity in excess of the principal amount is based substantially on the appreciation in price, if any, of the portfolio securities on the third Trading Day before the stated maturity date. Your yield may be less than the yield you would earn if you bought a standard senior non-callable debt security of ML&Co. with the same stated maturity date. Your investment may not reflect the full opportunity cost to you when you consider the effect of factors that affect the time value of money.

Your return on the notes will not reflect the payment of dividends

     The calculation of the market price of the portfolio securities, and in certain circumstances, other securities, cash and/or property, and any amounts deliverable or payable to you at maturity or upon any redemption or exchange, as the case may be, does not take into consideration the value of cash dividends, if any, paid on the portfolio securities, other than as described in the section entitled "Dilution and Reorganization Adjustments". Your return will not be the same as the return you could earn by owning the portfolio securities directly and receiving the dividends, if any, paid on those securities.

There may be an uncertain trading market for the notes

     The notes have been approved for listing on the AMEX under the symbol "TIL.A", subject to official notice of issuance. There is no historical information to indicate how the notes will trade in the secondary market. Listing the notes on the AMEX does not necessarily ensure that a liquid trading market will develop for the notes. The development of a liquid trading market for the notes will depend on our financial performance and other factors such as the appreciation, if any, in the price of the portfolio securities. In addition, it is unlikely that the secondary market price of the notes will correlate exactly with the value of the portfolio securities.

     If the trading market for the notes is limited, there may be a limited number of buyers when you decide to sell your notes if you do not wish to hold your investment until the maturity date. This may affect the price you receive.

Many factors affect the trading value of the notes; these factors interrelate in complex ways and the effect of any one factor may offset or magnify the effect of another factor

     The trading value of the notes will be affected by factors that interrelate in complex ways. It is important for you to understand that the effect of one factor may offset the increase in the trading value of the notes caused by another factor and that the effect of one factor may exacerbate the decrease in the trading value of the notes caused by another factor. For example, an increase in interest rates may offset some or all of any increase in the trading value of the notes attributable to another factor, such as an increase in the value of the portfolio securities. The following paragraphs describe the expected impact on the market value of the notes given a change in a specific factor, assuming all other conditions remain constant.

     The portfolio value is expected to affect the trading value of the notes. The market value of the notes will depend substantially on the value of the portfolio. In general, the value of the notes will decrease as the value of the portfolio decreases and the value of the notes will increase as the value of the portfolio securities increases. However, as the value of the portfolio increases or decreases, the value of the notes is not expected to increase or decrease at the same rate as the change in value of the portfolio. You should understand that for each $1,000 principal amount of the notes that you own, you will not receive more than $1,000 on the maturity date unless the market price of the portfolio has appreciated by more than approximately 27.50% from the original pricing date to the period in which the calculation agent calculates the amount payable at maturity on the notes. Additionally, political, economic and other developments that can affect the capital markets generally and the market segment of which the portfolio securities are a part, and over which we have no control, may affect the value of the portfolio and, consequently, may also affect the value of the notes.

     Changes in the levels of interest rates are expected to affect the trading value of the notes. In general, we anticipate that if U.S. interest rates increase, the trading value of the notes will decrease, and conversely, if U.S. interest rates decrease, the trading value of the notes will increase. In general, fluctuations in interest rates will affect the U.S. economy and, in turn, the value of the portfolio securities. Rising interest rates may lower the value of the portfolio and, as a result, the value of the notes. Falling interest rates may increase the value of the portfolio and, as a result, may increase the value of the notes.

     Changes in the volatility of the portfolio are expected to affect the trading value of the notes. Volatility is the term used to describe the size and frequency of market price fluctuations. In general, if the volatility of the portfolio increases, we expect that the trading value of the notes will increase and if the volatility of the portfolio decreases, we expect that the trading value of the notes will decrease.

     As the time remaining to maturity of the notes decreases, the "time premium" associated with the notes will decrease. We believe that before the maturity date the notes will trade at a value above that which would be expected based on the value of the portfolio. In general, as the time remaining to maturity decreases, including because of early redemption at our option, the value of the notes will approach the amount that would be payable at maturity or early redemption, as the case may be, based on the then-current value of the portfolio. As a result, as the time remaining to maturity, or early redemption, decreases, any premium attributed to the trading value of the notes will diminish, decreasing the trading value of the notes, as applicable.

     Changes in dividend yield on the portfolio securities are expected to affect the trading value of the notes. In general, if the dividend yield, if any, on the portfolio securities increases, we expect that the value of the notes will decrease, and conversely, if the dividend yield, if any, on the portfolio securities decreases, we expect that the value of the notes will increase.

     Changes in our credit ratings may affect the trading value of the notes. Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings may affect the trading value of the notes. However, because your return on your notes is dependent upon factors in addition to our ability to pay our obligations under the notes, such as the percentage increase in the value of the portfolio securities, an improvement in our credit ratings will not reduce the investment risks related to the notes.

     In general, assuming all relevant factors are held constant, we expect that the effect on the trading value of the notes of a given change in most of the factors listed above will be less if it occurs later in the term of the notes than if it occurs earlier in the term of the notes.

The amount payable at maturity is not subject to adjustment for all corporate events

     The amount that you are entitled to receive on the maturity date or upon early redemption or exchange of the notes is subject to adjustment for the specified corporate events affecting the portfolio securities described in the section entitled "Dilution and Reorganization Adjustments". However, these adjustments do not cover all corporate events that could affect the market price of the portfolio securities. The occurrence of any other event not described under "Dilution and Reorganization Adjustments" may adversely affect the determination of the market price and the trading value of the notes.

No affiliation between ML&Co. and the issuers of the portfolio securities

     We are not affiliated with the issuers of the portfolio securities, and they have no obligations with respect to the notes or amounts to be paid to you, including any obligation to take the needs of ML&Co. or of beneficial owners of the notes into consideration for any reason. The issuers of the portfolio securities will not receive any of the proceeds of the offering of the notes made hereby and are not responsible for, and have not participated in, the determination or calculation of the amount receivable by beneficial owners of the notes on the maturity date. In addition, the issuers of the portfolio securities are not involved with the administration or trading of the notes and have no obligations with respect to the amount receivable by beneficial owners of the notes.

As a holder of the notes, you have no stockholder rights with respect to the portfolio securities

     You will not be entitled to any rights with respect to the portfolio securities including, without limitation, the right to receive dividends or other distributions, if any, on, to vote or to tender or exchange the portfolio securities in any tender or exchange offer by the issuers of the portfolio securities or any third party.

Amounts payable on the notes may be limited by state law

     New York State law governs the 1993 Indenture under which ML&Co. will issue the notes. New York has certain usury laws that limit the amount of interest that can be charged and paid on loans, which includes Notes like the notes. Under present New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Notes in which $2,500,000 or more has been invested.

     While we believe that New York law would be given effect by a state or Federal court sitting outside of New York, many other states also have laws that regulate the amount of interest that may be charged to and paid by a borrower. We will promise, for your benefit, to the extent permitted by law, not to voluntarily claim the benefits of any laws concerning usurious rates of interest.

Potential conflicts

     The calculation agent for the notes is one of our subsidiaries. Under certain circumstances, MLPF&S' role as our subsidiary and its responsibilities as calculation agent for the notes could give rise to conflicts of interests between the calculation agent and the holders of the notes. These conflicts could occur, for instance, in connection with the calculation agent's determination as to whether a Market Disruption Event (as defined herein) has occurred or in connection with judgments that the calculation agent would be required to make with respect to certain anti-dilution and reorganization adjustments to the market price of any of the portfolio securities or other securities, cash or property included in the portfolio. MLPF&S is required to carry out its duties as calculation agent in good faith and using its reasonable judgment. However, you should be aware that because we control MLPF&S, potential conflicts of interest could arise.

     We have entered into an arrangement with one of our subsidiaries to hedge the market risks associated with our obligation to pay the amounts due under the notes. Our subsidiary expects to make a profit in connection with this arrangement. We did not seek competitive bids for this arrangement from unaffiliated parties.

Uncertain tax consequences

     You should also consider the tax consequences of investing in the notes, certain aspects of which are uncertain. See "United States Federal Income Taxation" below.

                      WHERE YOU CAN FIND MORE INFORMATION

ML&Co.

     We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copying charges. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We will send you copies of our SEC filings, excluding exhibits, at no cost upon request. Please address your request to Lawrence M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038; telephone number (212) 670-0425.

The issuers of the portfolio securities

     The issuers of the portfolio securities file reports, proxy statements and other information with the SEC. Information provided to or filed with the SEC by the issuers pursuant to the Exchange Act can be located at the SEC's facilities or accessed through the SEC's website by reference to SEC file number 1-11639 for Lucent Technologies Inc., 1-07260 for Nortel Networks Corporation and 1-3761 for Texas Instruments Incorporated. You may also inspect the issuers'

SEC reports and other information at the NYSE. In addition, information regarding the issuers may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of the information or reports.

                    DILUTION AND REORGANIZATION ADJUSTMENTS

     The share multiplier with respect to any component of the portfolio used to calculate the amount deliverable or payable to you on any date of determination is subject to adjustment by the calculation agent as a result of the dilution and reorganization adjustments described in this section.

Stock splits and reverse stock splits

     If a portfolio security is subject to a stock split or reverse stock split, then once any split has become effective, the share multiplier relating to such portfolio security will be adjusted to equal the product of the prior share multiplier and the number of shares which a holder of one share of common stock of the issuer of such portfolio security before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock dividends

     If a portfolio security is subject to a stock dividend, i.e., issuance of additional shares of the portfolio security, that is given ratably to all holders of shares of common stock of the issuer of such portfolio security, then once the shares are trading ex-dividend, the share multiplier will be adjusted so that the new share multiplier shall equal the prior share multiplier plus the product of:

     . the number of shares of such portfolio security issued with respect to one share of such portfolio security, multiplied by

     .  the prior share multiplier.

Extraordinary Dividends

     There will be no adjustments to the share multiplier to reflect cash dividends or distributions paid, if any, with respect to a portfolio security other than distributions described under clause (e) of the section entitled "-- Reorganization Events" below and Extraordinary Dividends as described below.

     An "Extraordinary Dividend" means, with respect to a cash dividend or other distribution with respect to a portfolio security, the extent to which a dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for such portfolio security by an amount equal to at least 10% of the market price of such portfolio security on the Trading Day preceding the ex-dividend date with respect to the Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to a portfolio security, the share multiplier will be adjusted on the ex-dividend date with respect to the Extraordinary Dividend so that the new share multiplier will equal the product of:

     . the then-current share multiplier, multiplied by

     . a fraction, the numerator of which is the closing price per share of the issuer of such portfolio security on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the closing price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount.

     The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for a portfolio security will equal:

     . in the case of cash dividends or other distributions that constitute quarterly dividends, the amount per share of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend, or

     . in the case of cash dividends or other distributions that do not constitute quarterly dividends, the amount per share of that Extraordinary Dividend.

     To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination shall be conclusive. A distribution on a portfolio security described in clause (e) of the section entitled "--Reorganization Events" below that also constitutes an Extraordinary Dividend shall cause an adjustment to the share multiplier pursuant only to clause (e) under the section entitled "-- Reorganization Events".

Issuance of transferable rights or warrants

     If the issuer of one of the portfolio securities issues transferable rights or warrants to all holders of such portfolio security to subscribe for or purchase such portfolio security, including new or existing rights to purchase such portfolio security pursuant to a shareholder's rights plan or arrangement, once a triggering event shall have occurred thereunder, at an exercise price per share less than the closing price of one share of such portfolio security on:

     . the date the exercise price of those rights or warrants is determined and

     . the expiration date of those rights or warrants,

then, in each case, if the expiration date of those rights or warrants precedes the maturity date, then the share multiplier will be adjusted to equal the product of the prior share multiplier and a fraction, the numerator of which shall be the number of shares of such portfolio security outstanding immediately prior to the issuance plus the number of additional shares of such portfolio security offered for subscription or purchase pursuant to those rights or warrants and the denominator of which shall be the number of shares of such portfolio security outstanding immediately prior to the issuance plus the number of additional shares of such portfolio security which the aggregate offering price of the total number of shares of such portfolio security so offered for subscription or purchase pursuant to those rights or warrants would purchase at the closing price of one share of such portfolio security on the expiration date of those rights or warrants, which shall be determined by multiplying the total number of shares offered by the exercise price of those rights or warrants and dividing the product so obtained by the closing price.

Reorganization Events

     If before the maturity date of the notes,

     (a)  there occurs any reclassification or change of any portfolio security,

     (b) the issuer of such portfolio security, or any surviving entity or subsequent surviving entity of the issuer of such portfolio security (a "Successor Entity"), has been subject to a merger, combination or consolidation and is not the surviving entity,

     (c) any statutory exchange of securities of any issuer of the portfolio securities or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above,

     (d)  any issuer of the portfolio securities is liquidated,

     (e) any issuer of the portfolio securities issues to all of its shareholders equity securities of an issuer other than such issuer of the portfolio securities, other than in a transaction described in clauses (b), (c) or (d) above (a "Spin-off Event"), or

     (f) a tender or exchange offer is consummated for all the outstanding shares of any issuer of the portfolio securities (an event in clauses
          (a) through (f) a "Reorganization Event"),

then the portfolio shall be adjusted to include the Reorganization Event Amount.

     The "Reorganization Event Amount" shall be determined by the calculation agent and shall equal:

    (1) for any cash received in a Reorganization Event, an amount equal to the amount of cash received per share of the common stock of such portfolio security multiplied by the share multiplier in effect on the date all of the holders of shares of such portfolio security irrevocably receive such cash, plus accrued interest on the Reorganization Event Amount accruing from the date of the payment or delivery of the consideration, if any, received in connection with the Reorganization Event until the stated maturity date, date of early redemption or upon exchange, as the case may be, at a fixed interest rate determined on the date of the payment or delivery equal to the interest rate that would be paid on a standard senior non-callable debt security of ML&Co. with a term equal to the remaining term of the notes,

    (2) for any property other than cash or securities received in a Reorganization Event, the market value, as determined by the calculation agent, of the property received for each share of such portfolio security at the date of the receipt of the property multiplied by the then current share multiplier and payable in cash,

    (3) for any security received in a Reorganization Event, the number of shares of such security on the applicable date of determination for maturity, the date of early redemption, or the exchange date, as the case may be, equal to the then current share multiplier, and

    (4) for any security received in the case of a Spin-off Event, in addition to the shares of such portfolio security, the number of shares of such security on the applicable date of determination for maturity, the date of early redemption, or the exchange date as the case may be, multiplied by the then current share multiplier.

         The share multiplier with respect to these securities shall equal the product of the share multiplier in effect for the portfolio security at the time of the issuance of these securities multiplied by the number of shares of these securities issued with respect to one share of such portfolio security. The share multiplier of these securities will be subject to the same adjustments as that of the share multiplier of the portfolio security. The amount to be delivered shall be calculated so as to include any securities received in the Spin-off Event in addition to the shares of the portfolio common stock already included in the amount due at maturity or upon redemption or exchange.

     "Exchange Property" means the securities, cash or any other assets distributed in a Reorganization Event, including, in the case of a Spin-off Event, the share of the portfolio security with respect to which the spun-off security was issued.

     For purposes of this section, in the case of a consummated tender or exchange offer for all Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer for the Exchange Property, in an amount determined on the basis of the rate of exchange in that tender or exchange offer. In the event of a tender or exchange offer with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

     If the issuer of such portfolio security, or any Successor Entity, has been subject to a merger, combination or consolidation and is not the surviving entity, or a tender or exchange offer is consummated for all the outstanding shares of such issuer, then the amount to be delivered shall be calculated to include securities, if any, received in that event instead of such portfolio common stock. The share multiplier for these securities shall equal the product of the share multiplier in effect for such portfolio common stock at the time of the issuance of the securities multiplied by the number of shares of the securities issued with respect to one share of the portfolio common stock. The share multiplier of these securities will be subject to the same adjustments as that of the share multiplier of the portfolio common stock.

Adjustments to the share multiplier

     No adjustments to the share multiplier will be required unless the share multiplier adjustment would require a change of at least 0.1% in the share multiplier then in effect. The share multiplier resulting from any of the adjustments specified above will be rounded to the nearest one thousandth with five ten-thousandths being rounded upward.

     No adjustments to the share multiplier will be required other than those specified above. However, ML&Co. may, at its sole discretion, cause the calculation agent to make additional adjustments to the share multiplier to reflect changes occurring in relation to any portfolio security or any other Exchange Property in other circumstances where

ML&Co. determines that it is appropriate to reflect those changes. The required adjustments specified above do not cover all events that could affect the closing price, as applicable, of such portfolio security, including, without limitation, a partial tender or exchange offer for such portfolio security.

     MLPF&S, as calculation agent, shall be solely responsible for the determination and calculation of any adjustments to the share multiplier and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described above, and its determinations and calculations shall be conclusive absent manifest error.

     No adjustments will be made for certain other events, such as offerings of the common stock by the issuer of such portfolio security for cash or in connection with acquisitions or the occurrence of a partial tender or exchange offer for the common stock of the issuer of such portfolio security by such issuer or any third party.

     ML&Co. will, within ten Business Days following the occurrence of an event that requires an adjustment to the share multiplier, or if ML&Co. is not aware of this occurrence, as soon as practicable after becoming so aware, provide written notice to the trustee, which shall provide notice to the holders of the notes of the occurrence of this event and, if applicable, a statement in reasonable detail setting forth the adjusted share multiplier.

                            MARKET DISRUPTION EVENT

     "Market Disruption Event" means:

        (1) a suspension, absence, including the absence of an official closing price, or material limitation of trading of any portfolio security on the NYSE or the Nasdaq Stock Market for more than two hours of trading or during the one-half hour period preceding or at the close of trading, as determined by the calculation agent in its sole discretion; or the suspension or material limitation on the primary market for trading in options contracts related to any portfolio security, if available, during the one-half hour period preceding or at the close of trading in the applicable market, in each case as determined by the calculation agent in its sole discretion; and

        (2) a determination by the calculation agent in its sole discretion that the event described in clause (1) above materially interfered with the ability of ML&Co. or any of its affiliates or MLPF&S to unwind all or a material portion of the hedge with respect to the notes or to purchase shares of any of the portfolio common stock for the purpose of delivering either the Exchange Amount, an amount due upon early redemption or an amount at maturity.

     For purposes of determining whether a Market Disruption Event has occurred:

        (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange,

        (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a Market Disruption Event,

        (3) limitations pursuant to any rule or regulation enacted or promulgated by the NYSE or the Nasdaq Stock Market or other regulatory organization with jurisdiction over the NYSE or the Nasdaq Stock Market on trading during significant market fluctuations will constitute a suspension or material limitation of trading in any portfolio security,

        (4) a suspension of trading in an options contract on any portfolio security by the primary securities market trading in the options, if available, by reason of:

            . a price change exceeding limits set by the securities exchange or market

            .  an imbalance of orders relating to the contracts or

            . a disparity in bid and ask quotes relating to the contracts will constitute a suspension or material limitation of trading in options contracts related to such portfolio security, and

        (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to any portfolio security are traded will not include any time when that securities market is itself closed for trading under ordinary circumstances.

     If the Reorganization Event Amount includes securities other than the portfolio security, then the above definition shall be revised to include each such security in the same manner as the portfolio security is considered in determining whether a Market Disruption Event exists. The definition of Market Disruption Event shall only consider those securities included in determining the Reorganization Event Amount, and thus if such portfolio security is not included in the determination of the Reorganization Event Amount, then the portfolio security shall not be considered in determining whether a Market Disruption Event exists.

                       EVENTS OF DEFAULT AND ACCELERATION

          In case an Event of Default with respect to any notes has occurred and is continuing, the amount payable or deliverable to a beneficial owner of a note upon any acceleration permitted by the notes will be determined by the calculation agent as if the date of early repayment were the maturity date. If a bankruptcy proceeding is commenced in respect of ML&Co., the claim of the beneficial owner of a note may be limited, under Section 502(b)(2) of Title 11 of the United States Code, to the principal amount of the note plus an additional amount of contingent interest calculated as though the date of the commencement of the proceeding were the maturity date of the notes.

                                 THE PORTFOLIO

     The following information has been derived from publicly available documents published by Lucent Technologies Inc., Nortel Networks Corporation and Texas Instruments Incorporated. We make no representation or warranty as to the accuracy or completeness of the following information:

     Lucent Technologies Inc. ("Lucent") is a Delaware corporation and has its principal executive offices in Murray Hill, New Jersey. Lucent is one of the world's leading designers, developers and manufacturers of communication systems, software and products. Lucent is a global leader in the sale of public and private communications systems, supplying systems and software to most of the world's largest communications network operators and service providers. Lucent is also a global leader in the sale of business communications systems and in the sale of microelectronic components for communications applications to manufacturers of communications systems and computers. Lucent's research and development activities are conducted through Bell Laboratories, one of the world's foremost industrial research and development organizations.

     Nortel Networks Corporation ("Nortel") is a Canadian corporation with its principal office in Brampton, Ontario, Canada. Nortel is a leading global supplier of data and telephony network solutions and services. Its business consists of the design, development, manufacture, marketing, sale, financing, installation, servicing and support of data and telephony networks for public and private institutions; local, long-distance, personal communications services and cellular mobile communications companies; cable television companies; Internet service providers; and utilities.

     Texas Instruments Incorporated ("Texas Instruments") is a Delaware corporation and is headquartered in Dallas, Texas. Texas Instruments is a global semiconducter company and the world's leading designer and supplier of digital signal processors and analog integrated circuits. The semiconducter industry is intensely competitive, subject to rapid technological change and pricing pressures, and requires high rates of investment. Texas Instruments faces strong competition in all of its semiconducter product lines. Texas Instruments has undertaken a business strategy that focuses on developing and marketing digital signal processors and analog integrated circuits, while the company has divested certain of its businesses and acquired others and invested its resources with the view of furthering its focus on these products.

     In general, while the portfolio consists of the common stock issued by three companies involved in the technology industry, the portfolio is not intended to provide an indication of the pattern of price movements of common stocks of technology corporations. See the section entitled "Risk Factors - General" in this pricing supplement. Each of the portfolio securities is presently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC by Lucent, Nortel and Texas Instruments can be located at the SEC's facilities or through the SEC's website by reference to SEC file number 1-11639 for Lucent Technologies Inc., 1-07260 for Nortel Networks Corporation and 1-3761 for Texas Instruments Incorporated.

See "Where You Can Find More Information". ML&Co. makes no representation or warranty as to the accuracy or completeness of the information or reports.

     The inclusion of a portfolio security in the portfolio is not a recommendation to buy or sell such portfolio security and neither ML&Co. nor any of its affiliates nor MLPF&S makes any representation to any purchaser of notes as to the performance of the portfolio.

     ML&Co. is not affiliated with any of the issuers of the portfolio securities and the issuers of the portfolio securities does not have any obligations with respect to the notes. This pricing supplement relates only to the notes and does not relate to the portfolio securities or other securities of the issuers of the portfolio securities. All disclosures contained in this pricing supplement regarding the issuer of the portfolio securities are derived from the publicly available documents described in the preceding paragraph. Neither ML&Co. nor MLPF&S has participated in the preparation of these documents or made any due diligence inquiry with respect to the issuer of the portfolio securities in connection with the offering of the notes. Neither ML&Co. nor MLPF&S makes any representation that the publicly available documents or any other publicly available information regarding the issuers of the portfolio securities are accurate or complete. Furthermore, there can be no assurance that all events occurring prior to the date hereof, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the portfolio securities have been publicly disclosed. Subsequent disclosure of any events or the disclosure of or failure to disclose material future events concerning the issuers of the portfolio securities could affect the amount received at maturity with respect to the notes and therefore the trading prices of the notes. Neither ML&Co. nor MLPF&S makes any representation to any purchaser of the notes as to the performance of the portfolio securities.

     ML&Co. or its affiliates may presently or from time to time engage in business, directly or indirectly, with the issuers of the portfolio securities including extending loans to, or making equity investments in, such issuers or providing investment banking or advisory services to such issuers, including merger and acquisition advisory services. In the course of such business, ML&Co. or its affiliates may acquire non-public information with respect to such issuers and, in addition, one or more affiliates of ML&Co. may publish research reports with respect to such issuers.

     Any prospective purchaser of a note should undertake an independent investigation of the issuers of the portfolio securities as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

Computation of the amount payable or deliverable at maturity or upon early redemption or exchange

     The amount payable or deliverable at maturity or upon earlier redemption or exchange, as the case may be, will be the portfolio value as determined by the calculation agent. The securities listed in the following table are the portfolio securities and will be used to calculate the amount payable to you.

     The following table sets forth for each portfolio security: the issuer, the primary market or securities exchange on which the portfolio security is traded, the approximate market capitalization, the percentage of each portfolio security in the portfolio, the initial price and the initial share multipliers:


                                                          Approximate
                                                     market capitalization
         Issuer of the                                      as of                                                  Initial
      Portfolio security            Primary market     January 27, 2000      % of portfolio   Initial price      share multiplier
---------------------------------   --------------   ---------------------   --------------   -------------      ----------------
                                                        (in millions)
Lucent Technologies Inc..........      NYSE               $173,590              33.3%          $ 57.2122       (4.5695 x 0.7843)
Nortel Networks Corporation......      NYSE               $125,099              33.3%          $ 98.6801       (2.6493 x 0.7843)
Texas Instruments
 Incorporated....................      NYSE               $ 84,887              33.3%          $113.4821       (2.3037 x 0.7843)


     The initial share multiplier relating to each portfolio security is equal to the quotient $333.33, the proportionate representation of each portfolio security in the portfolio, and the initial share price of such portfolio security multiplied by 0.7843, the exchange ratio, so that each portfolio security initially represents an approximately equal percentage of the portfolio as described in the section entitled "The Portfolio". The price of each portfolio security used to calculate the initial share multiplier relating to each such portfolio security was determined by the calculation agent. The respective share multipliers will remain constant for the term of the notes unless adjusted for certain corporate events as described in "Dilution and Reorganization Adjustments".

Data on the portfolio securities

     Lucent Technologies Inc., Nortel Networks Corporation and Texas Instruments Incorporated common stock is principally traded on the NYSE. The following table sets forth the high and low closing prices during 1996, 1997, 1998, 1999 and during 2000 through January 27, 2000. On January 27, 2000, the last recorded transaction price on the Lucent Technologies Inc. common stock was $57 7/16 per share, Nortel Networks Corporation common stock was $97 11/16 per share and Texas Instruments Incorporated common stock was $113 3/16 per share. The closing prices and dividends per share listed below were obtained from Bloomberg Financial Markets. The historical closing prices of the portfolio securities should not be taken as an indication of future performance, and no assurance can be given that the price of the portfolio securities will not decrease. In addition, no assurance can be given that the price of the portfolio securities will increase above the issue price so that at maturity the beneficial owners of the notes will receive cash in an amount in excess of the principal amount of the notes.

Portfolio securities
--------------------

                                                                                                         Dividends  per
                                                                    High                  Low                Share.
                                                             -----------------     ----------------     ----------------

Lucent Technologies Inc.

1996
     First Quarter......................................             N/A                  N/A                  N/A
     Second Quarter.....................................         $  9 25/32            $ 7 21/32            $0.01875
     Third Quarter......................................         $ 11 15/32            $ 8 15/32            $0.01875
     Fourth Quarter.....................................         $   13 1/8            $  10 3/4            $0.01875
1997
     First Quarter......................................         $ 14 29/32            $ 11 5/16            $0.01875
     Second Quarter.....................................         $  18 9/32            $ 12 9/16            $0.01875
     Third Quarter......................................         $ 22 11/64            $18 23/64            $0.01875
     Fourth Quarter.....................................         $   22 1/4            $18 15/64            $0.01875
1998
     First Quarter......................................         $ 31 31/32            $18 11/16            $0.01875
     Second Quarter.....................................         $ 41 19/32            $ 33 1/32            $   0.02
     Third Quarter......................................         $   51 1/8            $  34 5/8            $   0.02
     Fourth Quarter.....................................         $  56 1/32            $  28 1/2            $   0.02
1999
     First Quarter......................................         $ 58 19/32            $      48            $   0.02
     Second Quarter.....................................         $  67 7/16            $  52 3/8            $   0.02
     Third Quarter......................................         $  78 7/16            $  61 5/8            $   0.02
     Fourth Quarter.....................................         $  82 9/32            $  56 3/8            $   0.02

________________________
 1 ML&Co. makes no representation as to the amount of dividends, if any, that issuers of the portfolio securities will pay in the future. Holders of the notes will not be entitled to receive dividends, if any, that may be payable on the portfolio securities.

                                                                                                         Dividends  per
                                                                    High                  Low                Share.
                                                             -----------------     ----------------     ----------------

2000
     First Quarter (through January 27, 2000)...........         $   77 1/8            $  50 1/2            $   0.02

Nortel Networks Corporation

1996
     First Quarter......................................          $ 12 21/32           $ 10 5/16            $ 0.0275
     Second Quarter.....................................          $ 13 25/32           $11 27/32            $ 0.0325
     Third Quarter......................................          $ 14 11/16           $  11 3/4            $ 0.0325
     Fourth Quarter.....................................          $ 16 13/16           $ 14 9/32            $ 0.0325
1997
     First Quarter......................................          $   19 1/4           $ 15 7/16            $ 0.0325
     Second Quarter.....................................          $   22 3/4           $15 13/16            $ 0.0375
     Third Quarter......................................          $ 26 45/64           $23 17/64            $ 0.0375
     Fourth Quarter.....................................          $  28 5/64           $20 13/16            $ 0.0375
1998
     First Quarter......................................          $  32 5/16           $      20            $ 0.0375
     Second Quarter.....................................          $  34 7/32           $  26 1/4            $ 0.0375
     Third Quarter......................................          $ 30 21/32           $ 16 1/32            $ 0.0375
     Fourth Quarter.....................................          $ 25 25/32           $ 14 1/32            $ 0.0375
1999
     First Quarter......................................          $  31 9/16           $  25 1/2            $ 0.0375
     Second Quarter.....................................          $ 43 15/16           $31 25/32            $ 0.0375
     Third Quarter......................................          $       51           $  40 1/2            $ 0.0375
     Fourth Quarter.....................................          $  108 5/8           $ 50 1/16            $ 0.0375
2000
     First Quarter (through January 27, 2000)...........          $  108 7/8           $      77               N/A

Texas Instruments Incorporated

1996
     First Quarter......................................          $ 13 21/32           $10 11/16            $ 0.0425
     Second Quarter.....................................          $ 14 25/32           $ 12 9/32            $ 0.0425

________________________
 1 ML&Co. makes no representation as to the amount of dividends, if any, that issuers of the portfolio securities will pay in the future. Holders of the notes will not be entitled to receive dividends, if any, that may be payable on the portfolio securities.

                                                                                                         Dividends  per
                                                                    High                  Low                Share.
                                                             -----------------     ----------------     ----------------

     Third Quarter......................................          $ 14 15/32           $ 10 7/16            $ 0.0425
     Fourth Quarter.....................................          $   16 3/4           $      12            $ 0.0425
1997
     First Quarter......................................          $ 21 15/32           $  15 5/8            $ 0.0425
     Second Quarter.....................................          $   23 7/8           $18 11/16            $ 0.0425
     Third Quarter......................................          $ 34 29/32           $21 19/32            $ 0.0425
     Fourth Quarter.....................................          $   35 1/4           $ 20 7/16            $ 0.0425
1998
     First Quarter......................................          $   30 3/4           $20 13/16            $ 0.0425
     Second Quarter.....................................          $   33 1/8           $      24            $ 0.0425
     Third Quarter......................................          $ 31 19/32           $23 11/16            $ 0.0425
     Fourth Quarter.....................................          $ 44 17/32           $23 19/32            $ 0.0425
1999
     First Quarter......................................          $   52 1/2           $  43 1/4            $ 0.0425
     Second Quarter.....................................          $       72           $      50            $ 0.0425
     Third Quarter......................................          $   91 5/8           $  67 5/8            $ 0.0425
     Fourth Quarter.....................................          $108 31/64           $  77 3/4            $ 0.0425
2000
     First Quarter (through January 27, 2000)...........          $  113 7/8           $  93 1/2            $ 0.0425

________________________
 1 ML&Co. makes no representation as to the amount of dividends, if any, that issuers of the portfolio securities will pay in the future. Holders of the notes will not be entitled to receive dividends, if any, that may be payable on the portfolio securities.


                          USE OF PROCEEDS AND HEDGING

     The net proceeds to be received by ML&Co. from the sale of the notes will be used for general corporate purposes and, in part, by ML&Co. or one or more of its affiliates in connection with hedging ML&Co.'s obligations under the notes. See also "Use of Proceeds" in the accompanying prospectus.

     In connection with ML&Co.'s obligations under the notes, ML&Co. has entered into hedging arrangements related to the portfolio securities with MLPF&S. MLPF&S has purchased shares of the portfolio securities in secondary market transactions at or before the time of the pricing of the notes. MLPF&S and other affiliates of ML&Co. may from time to time buy or sell the portfolio securities for their own accounts, for business reasons or in connection with hedging ML&Co.'s obligations under the notes. These transactions could affect the price of the portfolio securities.

                     UNITED STATES FEDERAL INCOME TAXATION

General

     There are no statutory provisions, regulations, published rulings or judicial decisions addressing or involving the characterization, for United States federal income tax purposes, of the notes or securities with terms substantially the same as the notes. However, although the matter is not free from doubt, under current law, each note should be treated as a debt instrument of ML&Co. for United States federal income tax purposes. ML&Co. currently intends to treat each note as a debt instrument of ML&Co. for United States federal income tax purposes and, where required, intends to file information returns with the Internal Revenue Service ("IRS") in accordance with such treatment, in the absence of any change or clarification in the law, by regulation or otherwise, requiring a different characterization of the notes. Prospective investors in the notes should be aware, however, that the IRS is not bound by ML&Co.'s characterization of the notes as indebtedness, and the IRS could possibly take a different position as to the proper characterization of the notes for United States federal income tax purposes. The following discussion of the principal United States federal income tax consequences of the purchase, ownership and disposition of the notes is based upon the assumption that each note will be treated as a debt instrument of ML&Co. for United States federal income tax purposes. If the notes are not in fact treated as debt instruments of ML&Co. for United States federal income tax purposes, then the United States federal income tax treatment of the purchase, ownership and disposition of the notes could differ from the treatment discussed below with the result that the timing and character of income, gain or loss recognized in respect of a note could differ from the timing and character of income, gain or loss recognized in respect of a note had the notes in fact been treated as debt instruments of ML&Co. for United States federal income tax purposes.

     As used in this prospectus supplement, the term "U.S. Holder" means a beneficial owner of a note that is for United States Federal income tax purposes
(a) a citizen or resident of the United States, (b) a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes created or organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (c) an estate the income of which is subject to United States federal income taxation regardless of its source, (d) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (e) any other person whose income or gain in respect of a note is effectively connected with the conduct of a United States trade or business. Notwithstanding clause (d) of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to that date that elect to continue to be treated as United States persons also will be a U.S. Holder. As used herein, the term "non-U.S. Holder" means a beneficial owner of a Note that is not a U.S. Holder.

U.S. Holders

     On June 11, 1996, the Treasury Department issued final regulations (the "Final Regulations") concerning the proper United States federal income tax treatment of contingent payment debt instruments such as the notes, which apply to debt instruments issued on or after August 13, 1996 and, accordingly, will apply to the notes. In general, the Final Regulations cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a contingent payment debt instrument under general principles of prior United States federal income tax law. Specifically, the Final Regulations generally require a U.S. Holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the Final Regulations, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument is treated as ordinary income, and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss, depending upon the circumstances. The Final Regulations provide no definitive guidance as to whether or not an instrument is properly characterized as a debt instrument for United States federal income tax purposes.

     In particular, solely for purposes of applying the Final Regulations to the notes, ML&Co. has determined that the projected payment schedule for the notes will consist of the stated interest payments on the notes (other than the final stated interest payment) and a payment at maturity equal to $1,413.05 per $1,000 of principal amount of the notes ("Projected Redemption Amount"). This represents an estimated yield on the notes equal to 7.43% per annum, compounded semiannually. Accordingly, during the term of the notes, a U.S. Holder of a note will be required to include in income the sum of the daily portions of interest on the note that are deemed to accrue at this estimated yield for each day during the taxable year, or portion of the taxable year, on which the U.S. Holder holds such note. The amount of interest that will be deemed to accrue in any accrual period, i.e., generally each six-month period during which the notes are outstanding, will equal the product of this estimated yield, properly adjusted for the length of the accrual period, and the note's adjusted issue price at the beginning of the accrual period. The daily portions of interest will be determined by allocating to each day in the accrual period the ratable portion of the interest that is deemed to accrue during the accrual period. In general, for these purposes a note's adjusted issue price will equal the note's issue price, increased by the interest previously accrued on the note and reduced by interest payments received on the notes. As a result of the foregoing rules, a U.S. Holder will not be required to include in income the stated interest payments received on its notes. Upon maturity of a note on February 3, 2005, in the event that the amount payable upon maturity (the "Actual Redemption Amount") exceeds $1,413.05 on every $1,000 note, a U.S. Holder will be required to include the excess of the Actual Redemption Amount over $1,413.05 per $1,000 (i.e., the Projected Redemption Amount) in income as ordinary interest on the maturity date. Alternatively, in the event that the Actual Redemption Amount is less than $1,413.05 per $1,000 of principal amount of notes (i.e., the Projected Redemption Amount), the excess of the Projected Redemption Amount over the Actual Redemption Amount will be treated first as an offset to any interest otherwise includible in income by the U.S. Holder with respect to the note for the taxable year in which the maturity date occurs to the extent of the amount of such includible interest. A U.S. Holder will be permitted to recognize and deduct, as an ordinary loss that is not subject to the limitations applicable to miscellaneous itemized deductions, any remaining portion of the excess of the Projected Redemption Amount over the Actual Redemption Amount that is not treated as an interest offset pursuant to the foregoing rules. In general, if a U.S. Holder receives shares of portfolio common stock on the maturity date, such U.S. Holder's initial aggregate tax basis in the shares of the portfolio common stock received by the U.S. Holder should equal the Actual Redemption Amount (less any cash received in lieu of fractional shares of the portfolio common stock). This aggregate tax basis should be allocated among the shares of the portfolio common stock received by the U.S. Holder in accordance with the relative fair market value of the shares of the portfolio common stock. Moreover, such U.S. Holder's holding period for any shares of the portfolio common stock received by the U.S. Holder should begin on the day immediately following the maturity date. U.S. Holders purchasing a note at a price that differs from the adjusted issue price of the note as of the purchase date (e.g., subsequent purchasers) will be subject to special rules providing for certain adjustments to the foregoing rules, and such U.S. Holders should consult their own tax advisors concerning these rules.

     Upon the sale, redemption or exchange of a note prior to the maturity of the note, a U.S. Holder will be required to recognize taxable gain or loss in an amount equal to the difference, if any, between the amount realized by the U.S. Holder upon such sale, redemption or exchange and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal such U.S. Holder's initial investment in the note increased by any interest previously included in income with respect to the note by the U.S. Holder and reduced by interest payments received on the note. Any such taxable gain will be treated as ordinary income. Any such taxable loss will be treated as ordinary loss to the extent of the U.S. Holder's total interest inclusions on the note. Any remaining loss generally will be treated as long-term or short-term capital loss, depending upon the U.S. Holder's holding period for the note. All amounts includible in income by a U.S. Holder as ordinary interest pursuant to the Final Regulations will be treated as original issue discount.

     Prospective investors in the notes should consult their own tax advisors concerning the application of the Final Regulations to their investment in the notes. Investors in the notes may also obtain the projected payment schedule, as determined by ML&Co. for purposes of the application of the Final Regulations to the notes, by submitting a written request for such information to Merrill Lynch & Co., Inc., Attn: Mona Soliman, Corporate Secretary's Office, 222 Broadway, 17th Floor, New York, New York, 10038.

     The projected payment schedule, including both the Projected Redemption Amount and the estimated yield on the notes, has been determined solely for United States federal income tax purposes, i.e., for purposes of applying the Final Regulations to the notes, and is neither a prediction nor a guarantee of what the Actual Redemption Amount will be.

     The following table sets forth the amount of interest that will be deemed to have accrued with respect to each $1,000 principal amount of the notes during each accrual period over the term of the notes based upon the projected payment schedule for the notes, including both the Projected Redemption Amount and the estimated yield equal to 7.43% per annum (compounded semiannually), as determined by ML&Co. for purposes of applying the Final Regulations to the notes:

                                                                                               Total interest
                                                                                                 deemed to
                                                                                                have accrued
                                                                     Interest deemed to         on the notes
                                                                       accrue during          as of the end of
                                                                       accrual period          accrual period
Accrual Period                                                          (per $1,000)            (per $1,000)
-------------------------------------------------------------     -----------------------    --------------------

February 3, 2000 through August 3, 2000......................               $37.15                   $ 37.15
August 4, 2000 through February 3, 2001......................               $38.44                   $ 75.59
February 4, 2001 through August 3, 2001......................               $39.77                   $115.36
August 4, 2001 through February 3, 2002......................               $41.16                   $156.52
February 4, 2002 through August 3, 2002......................               $42.59                   $199.11
August 4, 2002 through February 3, 2003......................               $44.08                   $243.19
February 4, 2003 through August 3, 2003......................               $45.63                   $288.82
August 4, 2003 through February 3, 2004......................               $47.23                   $336.05
February 4, 2004 through August 3, 2004......................               $48.89                   $384.94
August 4, 2004 through February 3, 2005......................               $50.61                   $435.55

________________
Projected Redemption Amount = $1,413.05 per $1,000 principal amount of notes.


Non-U.S. Holders

     A non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of ML&Co., a controlled foreign corporation related to ML&Co. or a bank receiving interest described in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended. However, income allocable to non-U.S. Holders will generally be subject to annual tax reporting on IRS Form 1042S. For a non-U.S. Holder to qualify for the exemption from taxation, the last United States payor in the chain of payment prior to payment to a non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (a) is signed by the beneficial owner of the note under penalties of perjury, (b) certifies that such owner is not a U.S. Holder and (c) provides the name and address of the beneficial owner. The statement may be made on the applicable IRS Form W-8, Form W-8BEN or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the applicable IRS Form W-8, form W-8BEN or the substitute form provided by the beneficial owner to the organization or institution.

     Under current law, a note will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of ML&Co. or, at the time of such individual's death, payments in respect of such note would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup withholding

     Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the note to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the note to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

     In addition, upon the sale of a note to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (a) the broker determines that the seller is a corporation or other exempt recipient or (b) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 or W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

     Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.

New withholding regulations

     On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the backup withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.